EXHIBIT 1

                            AGREEMENT OF JOINT FILING

            Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13G (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 12, 1999.

                                          /s/Corey M. Horowitz
                                          --------------------------------
                                          Corey M. Horowitz

                                          CMH CAPITAL MANAGEMENT CORP.


                                          By: /s/Corey M. Horowitz
                                              ----------------------------
                                              Corey M. Horowitz, President


                                  Page 7 of 7